Exhibit 99.1

FOR IMMEDIATE RELEASE

Power REIT Announces New Investment Focus - Acquires Three Greenhouse Properties for Cannabis Cultivation and Processing

Publishes Updated Investor Presentation

Old Bethpage, New York, February 6, 2020, Power REIT (NYSE American: PW) announces that it has completed the acquisition of two greenhouse properties in southern Colorado through two wholly owned subsidiaries for $3.75 million. The acquisitions represent combined straight-line annual rent estimated to be approximately $700 thousand, which translates to an approximate 18.7% yield.

The acquisitions complement Power REIT’s existing high-quality real estate related to transportation infrastructure, alternative energy and Controlled Environment Agriculture (“CEA”). CEA uses innovative methods to grow plants in optimized indoor growing environments for a given crop. Power REIT intends to focus on CEA related real estate for growing various crops, including cannabis.

David Lesser, Power REIT’s Chairman and CEO, commented, “These acquisitions represent an expansion of our new focus on investing in CEA greenhouse properties and are immediately accretive to FFO. On a run-rate basis, and omitting future available capital deployments, these acquisitions, along with the other recently announced CEA related transactions should increase FFO by over 43%, relative to our stabilized FFO expectations prior to embarking on our improved business plan in July 2019. Assuming we are able to deploy the remaining capital equally over the next three quarters, our year end “run-rate” FFO per share should exceed $1.50 per share based on deploying capital at a 12.5% yield relative to the more than 18% yield we have been investing at. This is approximately triple our Stabilized FFO prior to embarking on our new business plan.”

Mr. Lesser continued, “Both properties are well positioned for near-term expansions of greenhouse growing and processing space. The leases provide that we have the option to fund expansions on comparable terms to the original leases with a built-in option that allows us to accretively deploy additional capital on attractive risk adjusted terms.” Mr. Lesser concluded, “With an extensive acquisition pipeline, we should be able to deploy the remainder of the capital currently available for investment in the near term.”

As previously disclosed, Power REIT recently completed a $15.5 million debt financing at a rate of 4.62% which fully amortizes over a 35-year term. A portion of the funds were utilized to acquire the two aforementioned assets. In addition to these acquisitions, Power REIT has an extensive pipeline of CEA projects and is actively working to deploy the remainder of the capital available for investment.

Concurrent with the closings on the acquisitions, Power REIT entered into “triple-net” leases that require each tenant to pay all property related expenses including maintenance, insurance and taxes. Each lease has a term of 20 years and provides two 5-year renewal options for the tenant with financial guarantees from affiliates of the tenant. The leases require each tenant to maintain a valid medical marijuana license and to operate in accordance with all Colorado and municipal regulations while prohibiting the retail sale of its products from the properties.

Acquired Properties

●	Maverick 14 was acquired for $850 thousand. The 5.54-acre property has an existing greenhouse and processing facility totaling 8,300 square feet. As part of the transaction, Power REIT has agreed to fund the immediate expansion of 15,120 square feet of greenhouse space for approximately $1.1 million. The tenant has also agreed to fund the construction of an additional 2,520 square feet of processing space. Power REIT’s total capital commitment is approximately $1.9 million.

The property is located in the subdivision, which has been developed through an alliance with the existing tenant and developer who have extensive experience constructing greenhouses. An affiliate of the tenant has also received preliminary approval to operate a dispensary in the town where the properties are located.

●	Sherman 6 was acquired for $150,000. The vacant land parcel is comprised of 5.0 acres, which has been approved for cannabis cultivation. As part of this transaction, the Trust has agreed to fund the immediate construction of 15,120 square feet of greenhouse space and 7,520 square feet of processing space on the property for approximately $1.7 million. Power REIT’s total capital commitment is approximately $1.8 million.

The Sherman 6 tenant is owned by an affiliate of a company that currently has three retail dispensaries in southern Colorado and operates an 18,000 square foot indoor cannabis growing facility that is on a short-term lease. Given current conditions, it is anticipated that product demand will far exceed its current production capacity.

Statement on Sustainability

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture (CEA Facilities), Renewable Energy and Transportation.

CEA Facilities, such as greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 home on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

Updated Investor Presentation

In conjunction with these transactions, Power REIT has updated its investor presentation to communicate the company’s strategic business plan and recent activities. A copy of the presentation can be found in the investors section of the Power REIT website: www.pwreit.com

About Power REIT

Power REIT is a real estate investment trust (REIT) that owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture and Renewable Energy. Additional information on Power REIT can be found on its website at www.pwreit.com

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONTACT:

David H. Lesser, Chairman & CEO

(212) 750-0371

dlesser@pwreit.com

301 Winding Road

Old Bethpage, NY 11804

212-750-0371

www.pwreit.com